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                                                                     EXHIBIT 4.2

                      AMENDMENT TO STOCKHOLDERS AGREEMENT

     This AMENDMENT TO STOCKHOLDERS AGREEMENT (the "Amendment"), dated as of February 3, 1999, by and among RAZORFISH, INC., a New York corporation (the "Company"); COMMUNICADE INC., a Delaware corporation ("Communicade") and wholly-owned subsidiary of Omnicom Group Inc., a New York corporation ("Omnicom"); SPRAY VENTURES AB, a corporation incorporated under the laws of the Kingdom of Sweden with identification number 556506-7997 ("Spray Ventures"); Jeffrey A. Dachis ("Dachis") and Craig M. Kanarick ("Kanarick") (Communicade, Spray, Dachis and Kanarick are sometimes individually referred to as a "Stockholder" and collectively as the "Stockholders"), amends the Stockholders Agreement, dated as of October 1, 1998, by and among the Company and the Stockholders (the "Stockholders Agreement"). Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to such terms in the Stockholders Agreement.

                              W I T N E S S E T H:

     WHEREAS, pursuant to Section 2.4 of the Stockholders Agreement, Communicade is entitled to exercise the Communicade Ten Percent Option;

     WHEREAS, the Company has delivered the Company Option Notice and Communicade has delivered the Communicade Option Notice in accordance with the terms of the Stockholders Agreement;

     WHEREAS, the Company has notified Communicade that, at the request of the underwriters of a proposed Offering, the Company is contemplating a change in its capitalization through a reverse stock split to be effected before the Offering but subsequent to the closing of the purchase of the Option Shares;

     WHEREAS, Section 2.4 of the Stockholders Agreement, as agreed to by the Stockholders and the Company, did not contemplate a change in the capitalization of the Company between the closing of the purchase of the Option Shares and the closing of an Offering;

     WHEREAS, the Stockholder and the Company wish to amend the Stockholders Agreement in order to modify Section 2.4 of the Stockholders Agreement to reflect the intent of the parties thereto with respect to the Communicade Ten Percent Option.

     NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                                   ---------
                                   AMENDMENTS
                                   ----------

        Section 1.1 Amendment of Section 2.4.1. Section 2.4.1 of the
                    --------------------------
Stockholders Agreement is amended by deleting the phrase "(the "Option Shares")" where it appears in such
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section and inserting in lieu thereof "(as such shares shall be appropriately adjusted for any stock dividends, splits, reverse splits, subdivisions, combinations or any other changes in the capitalization of the Company after the date hereof, the "Option Shares")";

        Section 1.2 Amendment of Section 2.4.2. Section 2.4.2 of the
                    --------------------------
Stockholders Agreement is amended by deleting the phrase "(the "Estimated IPO Price")" where it appears in such section and inserting in lieu thereof ", such per share price to be adjusted to reflect the capitalization of the Company used in determining the number of Option Shares (as so adjusted, the "Estimated IPO Price")";

        Section 1.3 Amendment of Section 2.4.3. Section 2.4.3 of the
                    --------------------------
Stockholders Agreement is amended in the following manner:

                (i) by deleting the phrase "purchase price" in the second sentence in such section and inserting in lieu thereof "Purchase Price (as defined below)"; and

                (ii) by adding the sentence "The "Purchase Price" to be paid by Communicade shall equal the product of (x) the number of Option Shares multiplied by (y) 80% of the Estimated IPO Price." at the end of such section.

        Section 1.4 Amendment of Section 2.4.4. Section 2.4.4 of the
                    --------------------------
Stockholders Agreement shall be deleted in its entirety and replaced with the following:

                "2.4.4    Price Adjustment. Subject to Section 2.4.5, upon the
                          ----------------
closing of the Offering, the Company shall adjust the total purchase price paid by Communicade for the Option Shares, as follows:

                (i) If the product of (x) 80% multiplied by (y) the per share price to public set forth on the final prospectus filed by the Company with the SEC in connection with the Offering (the "IPO Price") multiplied by (z) the number of Option Shares, as adjusted (such product referred to as the "Revised Purchase Price") is less than the Purchase Price, then Communicade shall pay to the Company the difference between the Revised Purchase Price and the Purchase Price;

                (ii) If the Purchase Price is greater than the Revised Purchase Price, then the Company shall pay Communicade the difference between the Purchase Price and the Revised Purchase Price.

Any payments required under this Section 2.4.4 shall be made simultaneously with the closing of the Offering."

        Section 1.5  Amendment of Section 2.4.5. Section 2.4.5 of the
                     --------------------------
Stockholders Agreement is amended by deleting the phrase "in each instance at a price per share equal to the Estimated IPO Price" at the end of the first sentence in such section and inserting in lieu thereof "in each instance at a price equal to the Purchase Price".

                                       2
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                                  ARTICLE II
                                  ----------
                                 MISCELLANEOUS
                                 -------------

        Section 2.1  Expenses. The parties hereto shall pay all of their own
                     --------
expenses relating to the transactions contemplated by this Amendment, including, without limitation, the fees and expenses of their respective counsel and financial advisors.

        Section 2.2  Governing Law. The interpretation and construction of this
                     -------------
Amendment, and all matters relating hereto, shall be governed by the laws of the State of New York without reference to its conflict of laws provisions.

        Section 2.3  Captions. The Article and Section captions used herein are
                     --------
for reference purposes only, and shall not in any way affect the meaning or interpretation of this Amendment.

        Section 2.4  Severability. In the event any provision of this Amendment
                     ------------
is found to be void and unenforceable by a court of competent jurisdiction, the remaining provisions of this Amendment shall nevertheless be binding upon the parties with the same effect as though the void or unenforceable part had been severed and deleted.

        Section 2.5  Further Assurances. Each of the parties shall execute and
                     ------------------
deliver such documents and take such other actions as reasonably requested by any other party hereto in furtherance of the transactions contemplated hereby.

        Section 2.6  Counterparts. This Amendment may be executed in two or
                     ------------
more counterparts, all of which taken together shall constitute one instrument.

                                       3
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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment, on the day and year first above written.


                                    RAZORFISH, INC.


                                    By: /s/ Jeffrey A. Dachis
                                       -------------------------------
                                       Jeffrey A. Dachis, President


                                    COMMUNICADE INC.


                                    By: /s/ Jerry Neumann
                                       -------------------------------
                                       Name:    Jerry Neumann
                                       Title:   Chief Financial Officer


                                    SPRAY VENTURES AB


                                    By: /s/ Per Bystedt
                                       -------------------------------
                                       Name:    Per Bystedt
                                       Title:   Chief Executive Officer



                                     /s/ Jeffrey A. Dachis
                                    ----------------------------------
                                    Jeffrey A. Dachis



                                    /s/ Craig M. Kanarick
                                    ----------------------------------
                                    Craig M. Kanarick

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